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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 of the Polaris Preferred Solution Variable Annuity for FS Variable Separate Account of First SunAmerica Life Insurance Company of our report dated April 27, 2010, relating to the financial statements of First SunAmerica Life Insurance Company at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009. We also consent to the incorporation by reference in such Registration Statement of our report dated April 27, 2010, relating to the statement of assets and liabilities, including the schedule of portfolio investments, of FS Variable Separate Account at December 31, 2009, and the related statement of operations for the year then ended, and the related statements of changes in net assets for each of the two years in the period then ended. We also consent to the incorporation by reference in such Registration Statement of our report dated February 26, 2010, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in presentation of discontinued operations and segments discussed in Note 1, which is as of November 5, 2010, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which report appears in the Current Report on Form 8-K dated November 5, 2010 of American International Group, Inc. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 5, 2010